Exhibit 10.21

OIL AND GAS LEASE

(Paid-Up)

AGREEMENT, Made and entered into this 2nd day of Jan, 2003 by and between Mary Ann Ayres, heir of Jack M. Myers, PO Box 25231, Dallas TX 75225. Party of the first part, hereinafter called lessor (whether one or more), and Energytec, Inc., a Nevada Corporation, 14785 Preston Road, Suite 550, Dallas TX 75254, party of the second part, hereinafter called lessee.

WITNESSETH, That the said lessor, for and in consideration of TEN DOLLARS, cash in hand paid, receipt of which is hereby acknowledged and of the covenants and agreements hereinafter contained on the part of the lessee to be paid, kept and performed, has granted, demised, leased and let and by these presents does grant, demise, lease, and let unto the said lessee, for the sole and only purpose of exploring by geophysical and other methods, mining and operating for oil (including but not limited to distillate and condensate), gas (including casinghead gas and helium and all other constituents), and for laying pipe lines, and building tanks, powers, stations and structures thereon, to produce, save and take care of said products, all that certain tract of land, together with any reversionary rights therein, situated in the State of Texas, County of Titus described as follows, to-wit:

138 acres, more or less, in the B. Strunk Survey, A-498, being par of a tract more fully described in that certain Trustee’s Deed from Colorado National Bank (fka Exchange National Bank of Colorado Springs), Trustee to R. Thayer Tutt, Jr., Successor Trustee of the Margaret B. Timmons Trust shown in Volume 906 Page 43 of the Deed Records of Titus County, Texas, to which Deed reference is hereby made. The said 138± acres are more fully described as follows: Beginning at the Southwest corner of the intersection of the B. Strunk survey, A-498 and the Southeast corner of the James T. Smith Survey, A-548, proceed East 1,500 feet more or less to the Southwest corner of the Alihu Belcher Survey, A-646, thence North 4,000 feet, thence West 1,500 feet thence South 4,000 feet to the point of beginning herein described. This tract forms a rectangle 1,500 feet by 4,000 feet, more or less and contains the 138 acres, more or less, previously noted.

It is agreed that this lease shall remain in force for a term of three (3) years from date (herein called primary term) and as long thereafter as oil or gas, or either of them, is produced from said land by the lessee.

In consideration of the premises the said lessee covenants and agrees:

1st. To deliver to the credit of lessor free of cost, in the pipe line to which it may connect its wells, the one-eighth (1/8) part of all oil (including but not limited to condensate and distillate) produced and saved from the leased premises.

2nd. To pay lessor for gas or whatsoever nature or kind (with all of its constituents) produced and sold or used off the leased premises, or used in the manufacture of products therefrom, one-eighth (1/8) of the gross proceeds received for the gas sold, used off the premises, or in the manufacture of products therefrom, but in no event more than one-eighth (1/8) of the actual amount received by the lessee, said payments to be made monthly. During any period (whether before or after expiration of the primary term hereof) when gas is not being so sold or used and the well or wells are shut in and there is no current production of oil or operations on said leased premises sufficient to keep this lease in force, lessee shall pay or tender a royalty of One Dollar ($1.00) per year per net royalty acre retained hereunder, such payment or tender by made on or before the anniversary date of this lease next ensuing after the expiration of ninety (90) days from the date such well is shut in and thereafter on the anniversary date of this lease during the period such well is shut in to the royalty owners. When such payment or tender is made it will be considered that gas is being produced within the meaning of the entire lease.

3rd. To pay lessor for gas produced from any oil well and used off the premises, or for the manufacture of casing-head gasoline or dry commercial gas, one-eighth (1/8) xxx a gross proceeds, at the mouth of the well, received by lessee for the gas during the time such gas shall be used, said payments to be made monthly.

If the lessee shall commence to drill a well or commence reworking operations on an existing well within the term of this lease or any extension thereof, or on acreage pooled therewith, the lessee shall have the right to drill such well to completion or complete reworking operations with reasonable diligence and dispatch, and if oil or gas, or either of them, be found in paying quantities, this lease shall continue and be in force with like effect as if such well had been completed within the term of years first mentioned.

Lessee is hereby granted the right at any time and from time to time to unitize the leased premises for any portion or portions thereof, as to all strata or any stratum or strata, with any other lands as to all strata or any stratum or strata, for the production primarily of oil or primarily of gas with or without distillate. However, no unit for the production primarily of oil shall embrace more than 40 acres, or for the production primarily of gas with or without distillate more than 640 acres; provided that if any governmental regulation shall prescribe a spacing pattern for the development of the field or allocate a producing allowable based on acreage per well, then any such unit may embrace as much additional acreage as may be so prescribed or as many be used in such allocation of allowable. Lessee shall file written unit designations in the county in which the leased premises are located. Operations upon and production from the unit shall be treated as if such operations were upon or such production was from the leased premises whether or not the well or wells are located thereon. The entire acreage within a unit shall be treated for all purposes as if it were covered by and included in this lease except that the royalty on production from the unit shall be as below provided, and except that in calculating the amount of any shut in gas royalties, only the part of the acreage originally leased and then actually embraced by this lease shall be counted. In respect to production from the unit, Lessee shall pay Lessor in lieu of other royalties thereon, only such proportion of the royalties stipulated herein as the amount of his acreage placed in the unit, or his royalty interest therein on an acreage basis bears to the total acreage in the unit.

If said lessor owns a less interest in the above described land than the entire and undivided fee simple estate therein, then the royalties herein provided shall be paid to the lessor only in the proportion which his interest bears to the whole and undivided fee.

Lessee shall have the right to use, free of cost, oil, gas and water produced on said land for its operations, except water from wells of lessor.

When requested by the lessor, lessee shall bury his pipelines below plow depth.

No well shall be drilled nearer than 200 feet to the house or barn now on said premises, without the written consent of the lessor.

Lessee shall pay for all damages caused by its operations to growing crops on said land.

Lessee shall have the right at any time to remove all machinery and fixtures placed on said premises, including the right to draw and remove casing.

If the estate of either part hereto is assigned, and the privilege of assigning in whole or in part is expressly allowed, the covenants hereof shall extend to their heirs, executors, administrators, successors or assigns. However, no change or division in ownership of the land or royalties shall enlarge the obligations or diminish the rights of Lessee. No change in the ownership of the land or royalties shall be binding on the lessee until after the lease has been furnished with a written transfer or assignment or a true copy thereof. In case lessee assigns this lease, in whole or in part, lessee shall be relieved of all obligations with respect to the assigned portion or portions arising subsequent to the date of assignment.

All express or implied covenants of this lease shall be subject to all Federal and State Laws, Executive Orders, Rules and Regulations, and this lease shall not be terminated, in whole or in part, nor lessee held liable in damages, for failure to comply therewith, if compliance is prevented by, or such failure is the result of any such Law, Order, Rule or Regulation.

This lease shall be effective as to each lessor on execution hereof as to his or her interest and shall be binding on those signing, notwithstanding some of the lessors above named may not join in the execution, hereof The word “Lessor” as used in this lease means the party or parties who execute this lease as Lessor, although not xxx d above.

Lessee may at any time and from time to time surrender this lease as to any part or parts of the leased premises by delivering or mailing a release thereof to lessor, or by placing a release of record in the proper County.

Lessor hereby warrants and agrees to defend the title to the lands herein described, and agrees that the lessee shall have the right at any time to redeem for lessor by payment any mortgage, taxes or other liens on the above described lands, in the event of default of payment by lessor, and be subrogated to the rights of the holder therof.

IN TESTIMONY WHEREOF, we sign this the 2nd day of Jan, 2003

/s/ Mary Ann Ayres
Mary Ann Ayres, LESSOR SSN ###-##-####

STATE OF TEXAS

COUNTY OF

This instrument was acknowledged before me on the 2nd day Jan, 2003 by

/s/ Claire Hegman
NOTARY PUBLIC My commission expires:

DIVISION ORDER

To: Energytec, Inc. 14785 Preston Road, Suite 850 Dallas, TX 75240	RRC District/Field: RRC Lease No: Lease Name: Margaret B. Timmons Date: Dec. 17, 2002

Each of the undersigned certifies, warrants, and guarantees to you that he is the legal owner (“Owner”) of, and hereby warrants the Owner has valid and indefeasible title to, the interest set forth opposite Owner’s name on the division of interest schedule attached hereto (“Division of Interest”) and the proceeds derived from the sale of oil and all other liquid hydrocarbons (collectively “oil”), gas, casinghead gas and gas condensate (sometimes called distillate) and all other liquid or vaporous hydrocarbons (collectively “gas and gas condensate”) produced and to be produced from the following described lands:

138 acres, more or less, in the B. Strunk Survey, A-498, being par of a tract more fully described in that certain Trustee’s Deed from Colorado Nationa Exchange National Bank of Colorado Springs), Trustee to R. Thayer Tutt, Jr., Successor Trustee of the Margaret B. Timmons Trust shown in Volume 906 Pa Deed Records of Titus County, Texas, to which Deed reference is hereby made. The said 138 ± acres are more fully described as follows: Beginning at the corner of the intersection of the B. Strunk survey, A-498 and the Southeast corner of the James T. Smith Survey, A-548, proceed East 1,500 feet more oxx Southwest corner of the Alihu Belcher Survey, A-646, thence North 4,000 feet, thence West 1,500 feet thence South 4,000 feet to the point of beginning herein This tract forms a rectangle 1,500 feet by 4,000 feet, more or less and contains the 138 acres, more or less, previously noted

Effective 7 a.m. ______and until further written notice, subject to the conditions, covenants and directions hereof, you are authorized to receive and purchase such oil and to give credit to the following:

LEASE NO.	DIVISION OF INTEREST	CREDIT TO: NAME AND ADDRESS
	0.0006399	Mary Ann Ayres P.O. Box 25231 Dallas TX75225

FIRST: The oil run in pursuance of this division order shall be merchantable and become your property upon delivery thereof to any pipe line designated by you. Correction for temperature and deductions for dirt, sediment and other impurities are to be made in accordance with your rules, regulations and customs in effect at the time and place of delivery. You may require that any unmerchantable oil be steamed or treated before you accept it. Each of the undersigned who is an actual operator of said lease warrants that oil run hereunder will be produced and delivered in accordance with all applicable Federal, State and Local Laws, Orders, Rules and Regulations.

SECOND: The oil received in pursuance of this division order shall be paid for to the party or parties entitled thereto according to the division of interest shown above, at the price per barrel (42 gallons) agreed upon between you and the operator. (In no event shall any price paid pursuant to this division order be greater than the maximum lawful ceiling price allowed for oil sold hereunder as determined by the laws and regulations of any federal or state agency haying jurisdiction). If, however, the oil should be sold by you to another purchaser accepting delivery thereof in the field where it is produced, settlement thereof shall be based upon the price received by you for such oil and upon the volume computation made by such purchaser, settlement therefore shall be made monthly for oil run during the preceding calendar month. These payments are to be made your checks delivered or mailed to the parties thereto entitled at the addresses above given. However, it is agreed, if at any settlement date, the amount payable to any party hereunder shall be less than Fifteen Dollars, you may withhold payments, without interest, and in lieu of monthly settlement make payment annually. Pipe line grades and measurements, adjusted to conform to the provisions set forth herein and in the price posting above referred to, shall in all settlements. The undersigned authorize you to withhold form the proceeds of any and all runs made hereunder the amount of any tax placed thereon, or on the production thereof, by any governmental authority, and to pay the same in our behalf. If at any time a federal or state agency having jurisdiction over the price of oil sold hereunder shall determine that the price which has been paid pursuant to this contract exceeds the maximum lawful ceiling price determined by said agency, the Owner agrees to refund to you the total amount of such overcharge within thirty (30) days from the date of notice of the overcharge given by either said federal or state agency or you.

THIRD: In case of any adverse claim of title or in case title shall not be satisfactory to you at any time during the term of this division order, each of the undersigned agrees to furnish evidence of title satisfactory to you and authorize you to retain the purchase price of the oil, without obligation to pay interest on the amount so withheld, until satisfactory indemnity shall be furnished to you against such adverse claim or such defects in title, or until title shall be made satisfactory to you. Each undersigned party, as to the oil purchased hereunder from said party, respectively agrees, in the event suit is filed in any court affecting title to said oil, either before or after severance, to indemnify and save you harmless and any carrier transporting said oil for your account against any and all liability for loss, cost, damage and expense which you or the carrier may suffer or incur on account of receiving, transporting and paying said party for said oil. Where you, pursuant to the provisions hereof, withhold payment of the purchase price, or any part thereof, on any oil run hereunder each undersigned party from whom payment is so withheld severally agrees to indemnify and hold you harmless from all liability for any tax, together with all interest and penalties incident thereto, imposed or assessed against, or paid by you on account of, the sum or sums so withheld from payment to said party, and severally agrees, that you may deduct all such taxes, interest and penalties so paid by you from any sums owing by you to said party. It is further understood that, you do not hereby assume any liability for any errors herein or for any wrong payments made to any parties claiming an interest in the properties described herein.

FOURTH: The undersigned severally agree to notify you of any change of ownership and no transfer of interest shall be binding upon you until transfer order and the recorded instrument evidencing such transfer, or a certified copy thereof, shall be furnished to you. Transfers of interest shall be made effective on the first day of the calendar month in which it is received by you. You are hereby relieved of any responsibility for determining if and when any of the interests hereinabove set forth shall or should revert to or be owned by other parties as a result of the completion or discharge of money or other payments from said interests and the signers hereof whose interests are affected by such money or other payments, if any, agree to give you notice in writing by registered letter addressed to Energytec, Inc., at the above address, when any such money or other payments have been completed or discharged or when any other division of interest than that set forth shall, for any reason, become effective and to furnish transfer orders accordingly, and that in the event such notice shall not be received, you shall be held harmless in the event of, and are hereby released from any and all damage or loss which might arise out of, any overpayment

FIFTH: This division order shall become valid and binding on each and every owner above named as soon as signed by such owner, regardless of whether or not all of the above-named owners have so signed.

IMPORTANT: Owner, please insert your Social Security Number or Tax Account Number in the space shown below, Corporate signatures must be attested and corporate seal affixed.

WlTNESSES:	SIGNATURE OF OWNER:	OWNER SSN OR IRS TAX ID NO:
x xxx	x Mary Ann Ayres	214-969-2302 ###-##-####
x